Exhibit 10.4


                             MTM TECHNOLOGIES, INC.
                           2004 EQUITY INCENTIVE PLAN

                          STOCK OPTION AWARD AGREEMENT

MTM Technologies, Inc., a New York corporation formerly known as Micros-to-Mainframes, Inc. (the "Company"), pursuant to the Micros-to-Mainframes, Inc. 2004 Equity Incentive Plan (the "Plan"), has granted to Steven Stringer (the "Optionee") a stock option (the "Option") to purchase a total of 215,000 shares (the "Shares") of the common stock, par value $.01 per share (the "Common Stock"), of the Company, at the exercise price of $2.87 per Share (the "Exercise Price"), on the terms and conditions set forth herein and, in all respects, subject to the terms and conditions of the Plan. The date of grant of the Option is November 2, 2004 (the "Date of Grant"). The Option is intended to be an incentive stock option ("ISO") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"); provided, however, to the extent that the aggregate fair market value of the Common Stock with respect to which ISO's are exercisable for the first time by Optionee during any calendar year under all plans of the Company and its Parent and all subsidiaries exceed $100,000, only that portion of the Option in excess of such $100,000 limitation shall be treated as an option that does not qualify as an ISO under the Code. Unless otherwise defined herein, capitalized terms defined in the Plan shall have the same defined meanings herein.

1. DURATION.

          Subject to the earlier termination as provided herein or under the Plan, the Option shall expire at the close of business on November 2, 2014 (the "Termination Date").

2.  WRITTEN NOTICE OF EXERCISE.

          The Option may be exercised only by delivery to the General Counsel or Secretary of the Company, the Company's principal executive offices, of a written notice of exercise substantially in the form described in section 8 hereof.

3.  ANTI-DILUTION PROVISIONS.

    (a) If there is any stock dividend, stock split, or combination of shares of Common Stock, the number and amount of Shares then subject to the Option shall be proportionately and appropriately adjusted as determined by the Committee, whose determination shall be final, conclusive and binding upon Optionee and the Company.

    (b) If there is any other change in the Common Stock, including a recapitalization, reorganization, sale or exchange of assets, exchange of shares, offering of subscription rights, or a merger or consolidation, whether or not the Company is the surviving corporation, an adjustment, if any, shall be made in the Shares then subject to the Option as the Board or Committee may deem equitable, and whose determination shall be final, conclusive and binding upon Optionee and the Company. Failure of the Board or the Committee to provide for an adjustment pursuant to this subparagraph prior to the effective date of any Company action referred to herein shall be conclusive evidence that no adjustment is required in consequence of such action.

    (c) If the Company is merged into or consolidated with any other corporation and the Company is not the surviving corporation, or if it sells all or substantially all of its assets to any other corporation, then either (i) the Company shall cause provisions to be made for the continuance of the Option after such event, or for the substitution for the Option of an option covering the number and class of securities which the Optionee would have been entitled to receive in such merger or consolidation by virtue of such sale if the Optionee has been the holder of record of a number of shares of Common Stock


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equal to the number of Shares covered by the unexercised portion of the Option, or (ii) the Company shall give to Optionee written notice of its election not to cause such provision to be made and the Option shall become exercisable in full (or, a the election of the Optionee, in part) at any time during a period of forty-five (45) days, to be designated by the Company, ending not more than ten
(10) days prior to the effective date of the merger, consolidation or sale, in which case the Option shall not be exercisable to any extent after the expiration of such forty-five (45) day period. In no event, however, shall the Option be exercisable after the Termination Date.

4.  INVESTMENT REPRESENTATION AND LEGEND CERTIFICATES.

          Optionee acknowledges and agrees that, for any period in which a registration statement with respect to the Option and/or Shares under the Securities Act, is not effective, Optionee shall hold the Option and will purchase and/or own the Shares for investment and not for resale or distribution. The Company shall have the right to place upon the face and/or reverse side of any stock certificate or certificates evidencing the Shares such legend as the Committee may prescribe for the purpose of preventing disposition of such Shares in violation of the Securities Act.

5.  NON-TRANSFERABILITY.

          The Option shall not be transferable by Optionee other than by will or by the laws of descent or distribution, and is exercisable during the lifetime of Optionee only by Optionee. The terms of this agreement shall be binding upon the executors, administrators, heirs, successors and assigns of Optionee.

6.  CERTAIN RIGHTS NOT CONFERRED BY OPTION.

          Optionee shall not, by virtue of holding the Option, be entitled to any rights of a shareholder in the Company.

7.  EXPENSES.

          The Company shall pay all original issue and transfer taxes with respect to the issuance of the Shares pursuant hereto and all other fees and expenses necessarily incurred by the Company in connection therewith.

8.  EXERCISE OF OPTIONS.

    (a)   The Option shall become exercisable as follows:

           (i) On the Date of Grant, the Option shall become exercisable to the extent of 35,832 Shares;

          (ii) On the first anniversary of the Date of Grant, the Option shall become exercisable to the extent of 44,792 Shares (in addition to any Shares made exercisable pursuant to subparagraph (a)(i) of this section 8);

         (iii) On the second anniversary of the Date of Grant, the Option shall become exercisable to the extent of 44,792 Shares (in addition to any Shares made exercisable pursuant to subparagraph (a)(i) and a(ii) of this section 8);

          (iv) On the third anniversary of the Date of Grant, the Option shall become exercisable to the extent of 44,792 Shares (in addition to any Shares made exercisable pursuant to subparagraphs (a)(i),
               (a)(ii) and a(iii) of this Section 8); and

           (v) On the fourth anniversary of the Date of Grant, the Option shall become exercisable to the extent of 44,792 Shares (in addition to any Shares made exercisable pursuant to subparagraphs (a)(i),
               (a)(ii), (a)(iii) and (a)(iv) of this section 8).


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    (b) Notwithstanding the exercisability schedule set forth in paragraph (a)
of this section 8, the Option shall become fully exercisable, and shall remain exercisable up to and including the Termination Date in the event of either (i) the termination of Optionee's employment by the Company for any reason other than termination by the Company for "cause" or (ii) termination of Optionee's employment by Optionee for "good reason" as such terms are defined in the Employment Agreement, dated October 1, 2004 (the "Employment Agreement"), between the Company and Optionee, as in effect on the Date of Grant without giving effect to any termination, amendment or modification of the Employment Agreement after the Date of Grant that may affect the definitions of "cause" and/or "good reason" contained in the Employment Agreement. If, as a result of such a termination of employment event and to the extent applicable under the Code, the Option no longer qualifies as an ISO, the Option (or such applicable portion) shall be treated as an option that does not qualify as an ISO under the Code.

    (c) The Option shall be exercisable, in whole or part and from time to time, by written notice of such exercise, delivered to the General Counsel or Secretary of the Company, at the Company's principal office by personal delivery, against written receipt therefor, or by pre-paid, certified or registered mail, return receipt requested. Such notice shall specify the number of Shares for which the Option is being exercised (which number, if less than all of the Shares then subject to exercise, shall be fifty (50) or an integral multiple thereof) and shall be accompanied by payment of the full exercise price for the Shares for which the Option is being exercised.

    (d) The form of payment of the Exercise Price for Shares purchased pursuant to the Option shall consist of (i) cash, (ii) check (subject to collection),
(iii) by any of the methods enumerated in paragraphs (a), (b), (d) and/or (e) of section 10.1 of the Plan or (iv) any combination of such methods of payment.

    (e) No Shares shall be delivered upon exercise of the Option until all laws, rules and regulations which the Committee may deem applicable have been complied with. If a registration statement under the Securities Act is not then in effect with respect to the shares issuable upon such exercise, the Company may require as a condition precedent that Optionee, upon exercising the Option, deliver to the Company a written representation and undertaking, satisfactory in form and substance to the Committee, that, among other things, Optionee is acquiring the shares for her own account for investment and not with a view to the distribution thereof.

    (f) Optionee shall not be considered a record holder of the Shares so purchased for any purpose until the date on which Optionee is actually recorded as the holder of such Shares in the records of the Company.

    (g) In the event of (x) Optionee's termination for "cause" (as defined in the Employment Agreement as in effect on the Date of Grant without giving effect to any termination, amendment or modification of the Employment Agreement after the Date of Grant that may affect the definition of "cause" contained in the Employment Agreement), (y) Optionee's voluntary termination of Optionee's employment with the Company other than for "good reason" (as defined in the Employment Agreement as in effect on the Date of Grant without giving effect to any termination, amendment or modification of the Employment Agreement after the Date of Grant that may affect the definition of "good reason" contained in the Employment Agreement), or (z) Optionee's death or Disability, the exercisability of the Option shall be subject to the provisions of section 5.7 of the Plan.

9. ACCEPTANCE OF THE TERMS AND CONDITIONS OF THE PLAN.


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          The acceptance by Optionee of this Stock Option Award Agreement and the Option shall constitute the acceptance of and agreement to all of the terms and conditions contained herein and in the Plan.

10.  CONTINUED EMPLOYMENT.

          Nothing herein shall be deemed to create any employment or guaranty of continued employment or limit in any way the Company's right to terminate Optionee's employment at any time.

11.  EARLY DISPOSITION OF STOCK.

          Optionee understands that if Optionee disposes of any Shares received under the Option within two years after the Date of Grant or within one year after such Shares were transferred to Optionee, Optionee may be treated for federal and state income tax purposes as having received ordinary income at the time of such disposition as determined in accordance with the Code and applicable state law. Optionee hereby agrees to notify the Company in writing within thirty days after the date of any such disposition. Optionee authorizes the Company to withhold tax from Optionee's current compensation with respect to any income recognized as a result of any such disposition.


                                               MTM TECHNOLOGIES, INC.




                                               By: /s/ Francis J. Alfano
                                               -------------------------------
                                               Name:  Francis J. Alfano
                                               Title: Chief Executive Officer

          OPTIONEE ACKNOWLEDGES AND AGREES THAT NOTHING IN THIS STOCK OPTION AWARD AGREEMENT, NOR IN THE PLAN WHICH IS INCORPORATED HEREIN BY REFERENCE, SHALL CONFER UPON OPTIONEE ANY RIGHT WITH RESPECT TO CONTINUATION OF EMPLOYMENT BY THE COMPANY, NOR SHALL IT INTERFERE IN ANY WAY WITH OPTIONEE'S RIGHT OR THE COMPANY'S RIGHT TO TERMINATE EMPLOYMENT AT ANY TIME, WITH OR WITHOUT CAUSE.

          Optionee acknowledges receipt of a copy of the Plan and certain information related thereto and represents that Optionee is familiar with the terms and provisions thereof, and hereby accepts the Option subject to all of the terms and provisions thereof. Optionee has reviewed the Plan and this agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this agreement and fully understands all of the terms and provisions of the Option and this agreement. Optionee hereby agrees to


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accept as binding, conclusive and final all decisions or interpretations of the
Committee upon any questions rising under the Plan. Optionee further agrees to notify the Company upon any change in the residence address indicated below.

Accepted and agreed
as of the Date of Grant:


By:         /s/ Steve Stringer
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Name:       Steve Stringer
            ---------------------------------

Address:
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